Exhibit 4.7

EXECUTION COPY

$300,000,000

Rambus Inc.

Zero Coupon Convertible Senior Notes Due 2010

REGISTRATION RIGHTS AGREEMENT

February 1, 2005

Credit Suisse First Boston LLC

Deutsche Bank Securities Inc.

c/o Credit Suisse First Boston LLC

      Eleven Madison Avenue

      New York, New York 10010 3629

Dear Sirs:

Rambus Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule A of the Purchase Agreement (defined below) (collectively, the “Initial Purchasers”), upon the terms set forth in a purchase agreement dated January 26, 2005 (the “Purchase Agreement”), $300,000,000 aggregate principal amount of its Zero Coupon Convertible Senior Notes Due 2010 (the “Firm Securities”) and also proposes to grant to the Initial Purchasers an option, exercisable from time to time by the Initial Purchasers, to purchase up to an additional $60,000,000 aggregate principal amount (“Optional Securities”) of its Zero Coupon Convertible Senior Notes due 2010. The Firm Securities and the Optional Securities which the Initial Purchasers may elect to purchase pursuant to the Purchase Agreement are herein collectively called the “Notes”. The Notes will be convertible into shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) at the conversion rate set forth in the Offering Circular dated January 27, 2005. The Notes will be issued pursuant to an Indenture, dated as of February 1, 2005 (the “Indenture”), among the Company and U.S. Bank National Association, as trustee (the “Trustee”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of (i) the Initial Purchasers and (ii) the holders of the Notes and the Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) from time to time until the earlier of (i) such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) or (ii) the expiration of the Shelf Registration Period (as defined below) (each of the forgoing a “Holder” and collectively the “Holders”), as follows:

1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 90 days after the original issuance of the Firm Securities (such original issuance date, the “Closing Date”)) file with the Securities and Exchange Commission (the “Commission”) and thereafter use its reasonable efforts to cause to be declared effective, no later than 180 days after the Closing Date, a registration statement (the “Shelf Registration Statement”) on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall use its reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date of the latest issuance of the Notes from the Company to the Initial Purchasers or such shorter period that will terminate when all the Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) may be sold pursuant to Rule 144(k) under the Securities Act, or any successor rule thereof, or otherwise transferred in a manner that results in (A) the Securities not being subject to transfer restrictions under the Securities Act and (B) the absence of a need for a restrictive legend regarding registration under the Securities Act (assuming for this purpose that the Holders thereof are not affiliates of the Company) or (iii) cease to be outstanding (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 2(b)(v) below, and in the case of (ii) the Company thereafter complies with the requirements of Section 2(h).

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Each Holder of Transfer Restricted Securities (as defined below) agrees that if such Holder wishes to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 1(d) and Section 2(h). Each Holder of Transfer Restricted Securities wishing to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement and related Prospectus and to be listed as a selling securityholder in the Shelf Registration and related Prospectus at the time the Shelf Registration Statement is declared effective (the “Effective Time”) agrees to deliver a written notice, substantially in the form of Annex A to the offering circular disseminated in connection with the issuance of the Firm Securities (a “Notice and Questionnaire”) to the Company at least five (5) Business Days (a “Business Day” meaning each day that is not a Saturday, Sunday or legal holiday) prior to the Effective Time (each Holder delivering the Notice and

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Questionnaire, a “Notice Holder”). From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date of receipt of a Notice and Questionnaire (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Transfer Restricted Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 1(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1(d)(i). Notwithstanding the foregoing, in no event shall the Company be required to file more than one post-effective amendment pursuant to this Section 1(d) in any calendar quarter or to file a supplement or post-effective amendment during any Suspension Period.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company shall (i) give notice of its intention to file a Shelf Registraiton Statement to the Holders in the manner as set forth in the Indenture; (ii) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use its reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; and (iii) include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement and who comply with the provisions hereof as selling securityholders.

(b) The Company shall give written notice to the Initial Purchasers and the Holders of the Securities (which notice pursuant to clauses (ii)-(vi) each a (“Material Event”) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made (a “Deferral Notice”)):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

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(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) of the happening of any event (but not as to the substance of any such event) that requires the Company to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

(vi) the occurrence or existence of any pending corporate development or other similar event with respect to the Company (but not as to the substance of such development or event) or a public filing with the Commission that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus.

The Company shall be entitled to exercise its right under this Section 2(b) to suspend the availability of the Shelf Registration Statement or any Prospectus upon the occurrence of any event contemplated by clauses (ii) through (vi), without incurring or accruing any obligation to pay Additional Interest pursuant to Section 5, for one or more periods not to exceed an aggregate of 45 days in any 90-day period or an aggregate of 90 days in any 12-month period (such period, during which the availability of the Registration Statement and any Prospectus is suspended being a “Suspension Period”).

(c) The Company shall use its reasonable efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the Notice Holders of the Securities in connection with the offering and sale of the Securities covered by the

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Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Notice Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g) Except with respect to Securities held in book-entry form, the Company shall cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h) Upon the occurrence of any Material Event contemplated by clauses (ii) through (v) of Section 2(b) during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company provides a Deferral Notice to the Initial Purchasers and the Holders to suspend the use of the Prospectus, then the Initial Purchasers and the Holders shall suspend use of such Prospectus, and the two-year period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders shall have been advised by the Company that the Prospectus may be used or have received such amended or supplemented prospectus pursuant to this Section 2(h).

(i) Not later than the effective date of the Shelf Registration Statement, the Company will provide CUSIP numbers for the Notes and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for such Notes, in a form eligible for deposit with The Depository Trust Company.

(j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12 month period (or 90 days, if such period is a fiscal

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year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12 month period.

(k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”) in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(l) The Company may require each Holder that proposes to sell Securities pursuant to the Shelf Registration Statement to furnish to the Company information regarding the Holder and the distribution of the Securities where such information is legally required or requested by the Commission for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(m) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other actions, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

(n) The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof; provided further, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality. Each recipient of confidential information shall be deemed to have agreed to be bound by the obligations of this paragraph.

(o) The Company, if requested by any Notice Holder covered by the Shelf Registration Statement, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Notice Holders and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of

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such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company; the qualification of the Company to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities; the absence of material legal or governmental proceedings involving the Company that would conflict with the Company’s obligations hereunder; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of the Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the Securities; and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the Notice Holders and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

(p) The Company will use its reasonable efforts to (a) if the Notes have been rated prior to the initial sale of such Notes, confirm such ratings will apply to the Securities covered by a Registration Statement, or (b) if the Notes were not previously rated, cause the Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by holders of a majority in aggregate principal amount of Securities covered by the Shelf Registration Statement, or by the managing underwriters, if any.

(q) In the event that any broker dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Rules”) of the National Association of Securities Dealers, Inc. (“NASD”)) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a

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placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker dealer as may be required in order for such broker dealer to comply with the requirements of the Rules.

(r) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

(s) The Company shall give written notice to each holder in the same manner as the Company would provide notice to holders of the Notes under the Indenture of (i) its intention to file the Shelf Registration Statement (the “Filing Notice”) or (ii) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective. The Filing Notice will seek, among other things, a determination from each such Holder as to whether such Holder elects to have its Notes and the Common Stock issuable on conversion thereof registered for sale pursuant to the Shelf Registration Statement. For purposes of this section 2(s), notice to The Depository Trust Company shall be sufficient to satisfy the Company’s obligation to provide notice to the Holders.

3. Registration Expenses. (a) All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

(iv) all fees and disbursements of counsel for the Company;

(v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

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(b) In connection with the Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Notice Holders covered by the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, designated by the Notice Holders of a majority in principal amount of the Securities covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted) to act as counsel for the Holders in connection therewith.

4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Notice Holder and each person, if any, who controls such Notice Holder within the meaning of the Securities Act or the Exchange Act (each Notice Holder, and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Notice Holder and furnished to the Company by or on behalf of such Notice Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Notice Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Notice Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Notice Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Notice Holder ; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Notice Holders of the Securities if requested by such Notice Holders.

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(b) Each Notice Holder, severally and not jointly, will indemnify and hold harmless the Company, its officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Notice Holder and furnished to the Company by or on behalf of such Notice Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Notice Holder may otherwise have to the Company or any of its controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. In no event will any indemnifying party be liable for fees and disbursements of more than one counsel, plus the fees and disbursements of any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in

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the same jurisdiction arising out of the same general obligations or circumstances, unless an indemnified party reasonably determines that representation of such indemnifying party and the indemnified party by the same counsel would present a conflict of interest, including if such indemnified party reasonably determines that one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Notice Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Notice Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Notice Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Notice Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5. Additional Interest Under Certain Circumstances. (a) The Company shall pay Additional interest (the “Additional Interest”) to the holders of Transfer Restricted Securities as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a “Registration Default”):

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(i) the Shelf Registration Statement has not been filed with the Commission by the 90th day after the Closing Date;

(ii) the Shelf Registration Statement has not been declared effective by the Commission by the 180th day after the Closing Date; or

(iii) the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective or (B) the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities (as defined below) during the periods specified herein because either (1) unless the Company declares a Suspension Period is in effect, any event occurs as a result of which the Prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) unless the Company declares a Suspension Period is in effect, it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) if applicable, the Company does not terminate the Suspension Period by the 45th or 90th day as set forth in Section 2(b), as the case may be.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

The Company shall pay Additional Interest to the holder of Transfer Restricted Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured; provided that in no event shall the Company be obligated to pay Additional Interest following the expiration of the Shelf Registration Period. Additional Interest will accrue at a rate of 0.25% of the principal amount of the Notes per annum (the “Additional Interest Rate”) for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase to 0.50% of the principal amount of the Notes per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured.

(b) A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post effective amendment is not yet effective and needs to be declared effective to permit Notice Holders to use the related Prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related Prospectus to describe such events as required by paragraph 2(h) hereof; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance

12

with Section 5(a) from the day such Registration Default occurs until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash semiannually in arrears on August 1 and February 1 (each, an “Interest Payment Date”) to Holders of record of the Notes on the preceding July 15 and January 15. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Notes, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months), and the denominator of which is 360. If a Holder converts its Notes, all Additional Interest, if any, that have accrued since the Interest Payment Date last preceding the date of conversion will be deemed to be paid in full upon such conversion, and no separate payment will be made by the Company upon conversion on account of such Additional Interest.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security, is distributed to the public pursuant to Rule 144 under the Securities Act or assuming for this purpose that the Holder thereof is not an affiliate of the Company, is saleable pursuant to Rule 144(k) under the Securities Act.

6. Rules 144 and 144A. The Company shall use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to (i) register any of its securities pursuant to the Exchange Act or (ii) take any such actions after the expiration of the Shelf Registration Period.

7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (“Managing Underwriters”) will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering (provided that holders of Common Stock issued upon conversion of the Notes shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Notes from which such Common Stock was converted).

13

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

Notwithstanding any other provisions of this Agreement to the contrary, the Company shall not be required to pay any underwriter discount, commission or similar fees related to the sale of the Transfer Restricted Securities.

8. Miscellaneous.

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 1 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that holders of Common Stock issued upon conversion of Notes shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Notes from which such Common Stock was converted). Without the consent of each Holder of the Notes, however, no modification may change the provisions relating to the payment of Additional Interest.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder, that is not a Notice Holder, at the most current address given by such Holder to the Company.

(2) if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto.

14

(3) if to the Initial Purchasers:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010 3629

Fax No.: (212) 325 8278

Attention: Transactions Advisory Group

with a copy to:

Shearman & Sterling LLP

525 Market Street

15th Floor

San Francisco, CA 94105

Fax No.: (415) 616-1199

Attention: John D. Wilson

If to the Company:

Rambus Inc.

4440 El Camino Real

Los Altos, CA 94022

Fax No.: (650) 947-5001

Attention: General Counsel

With a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94034

Fax No.: (650) 493-6811

Attention: Aaron Alter and Robert Claassen

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

15

(f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

By the execution and delivery of this Agreement, the Company submits to the nonexclusive jurisdiction of any federal or state court in the State of New York.

(j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

16

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

RAMBUS INC.

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Senior Vice President, Finance and Chief Financial Officer

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

The foregoing Registration

      Rights Agreement is hereby confirmed

      and accepted as of the date first

      above written.

CREDIT SUISSE FIRST BOSTON LLC

DEUTSCHE BANK SECURITIES INC.

By:	CREDIT SUISSE FIRST BOSTON LLC

	By.	/s/ John Hodge
	Name:	John Hodge
	Title:	Senior Advisor

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION

[1]	This legend to be included only if the Security is a Global Security.
[2]	This legend to be included only if the Security is a Restricted Security.

MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]2

FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR THIS SECURITY ARE AVAILABLE FROM THE COMPANY BY TELEPHONING THE COMPANY’S FINANCE DEPARTMENT AT (650) 947-5000 OR BY SUBMITTING A WRITTEN REQUEST TO: RAMBUS INC., 4440 EL CAMINO REAL, LOS ALTOS, CA 94022, ATTENTION: FINANCE DEPARTMENT.

Rambus Inc.

Zero Coupon Convertible Senior Notes due February 1, 2010

No.	CUSIP: [ ]

ISIN: [ ]

Rambus Inc., a Delaware corporation (the “Company,” which term shall include any successor Person under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal amount of ($            ) [,or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the other side of this Security]3 on February 1, 2010.

Liquidated Damages Payment Dates: February 1 and August 1.

Liquidated Damages Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Signature page follows]

3 To be included only if the Security is a Global Security

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 1, 2005

RAMBUS INC.

By:	/s/ Robert K. Eulau
Name:	Robert K. Eulau
Title:	Sr. Vice President, Finance and
Chief Financial Officer

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Paula Oswald
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

Rambus Inc.

Zero Coupon Convertible Senior Notes due February 1, 2010

This Security is one of a duly authorized issue of Zero Coupon Convertible Senior Notes due February 1, 2010 (the “Securities”) of the Company issued under an Indenture, dated as of February 1, 2005 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1. Interest; Liquidated Damages.

This Security shall not bear interest, except as specified in this paragraph. If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 8.02 of the Indenture, upon the date set for payment of the Fundamental Change Purchase Price pursuant to paragraph 5 hereof or upon the Final Maturity Date) or if Liquidated Damages, if any, due hereon or any portion of such interest is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the sum of the rate of 2% per annum, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Company shall pay Liquidated Damages, if any, on this Security in cash semiannually in arrears on February 1 and August 1 each year to the person who is the Holder of this Security at the close of business on January 15 or July 15, as the case may be, preceding the related Liquidated Damages Payment Date, provided, however that upon conversion of Securities, all Liquidated Damages accrued after the Liquidated Damages Payment Date last preceding the Conversion Date, if any, with respect to the converted Securities will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

2. Method of Payment.

Payment of the principal of the Securities shall be made at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender this Security to a Paying Agent to collect payment of principal. Payment of Liquidated Damages and Default Interest, if any, on Certificated Securities shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided, however, that Holders with Securities in an aggregate principal amount in excess of $2.0 million shall be paid, at their written election, by wire transfer of immediately available funds. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3. Paying Agent, Registrar and Conversion Agent.

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company or any Affiliate of the Company may act as Paying Agent, Registrar or Conversion Agent.

4. Indenture.

The Securities are general unsecured senior obligations of the Company limited to $360,000,000 aggregate principal amount. The Indenture does not limit the ability of the Company to incur other debt, secured or unsecured.

5. Purchase by the Company at the Option of the Holder Upon a Fundamental Change.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of any Holder, all or any portion of the Securities held by such Holder upon a Fundamental Change in principal amounts of $1,000 or integral multiples of $1,000 at the Fundamental Change Purchase Price. To exercise such right, a Holder shall deliver to the Paying Agent, and the Paying Agent must receive, a Fundamental Change Purchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased with respect to a Fundamental Change Purchase Date is deposited with the Paying Agent by 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, then, immediately after such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and Liquidated Damages, if any, on such Securities shall cease to accrue, whether or not such Securities are delivered by their Holders to the Paying Agent, and the Holders thereof shall have no other rights as such other than the right to receive the Fundamental Change Purchase Price upon delivery of such Securities by their Holders to the Paying Agent.

6. Conversion.

Subject to the terms and conditions of the Indenture, a Holder of a Security may convert such Security (or any portion thereof equal to $1,000 principal amount or any integral multiple of $1,000 principal amount in excess thereof) at any time prior to 5:00 p.m., New York City time, on the Final Maturity Date into:

(a) Cash in an amount (the “Principal Return”) equal to the lesser of (A) the principal amount of each Security and (B) the Conversion Value; and

(b) if the Conversion Value is greater than the principal amount of each Security, a number of shares of Common Stock (the “Net Shares”) equal to the sum of the Daily Share Amounts for each Trading Day during the Applicable Conversion Reference Period (the “Net Share Amount”); provided that, in lieu of the delivery of Net Shares, the Company may, at its option, deliver cash or a combination of cash and shares of Common Stock with a value equal to the Net Share Amount which value shall be determined by reference to the Applicable Stock Price. References herein to “Net Share Amount” shall be deemed to be references to such amount in cash or combination of cash and Common Stock, as applicable.

The Conversion Value, Principal Return and Net Share Amount will be determined by the Company promptly after the end of the Applicable Conversion Reference Period. The Company shall pay the Principal Return and cash for fractional shares and deliver Net Shares, if any, no later than the third business day following the determination of the Applicable Stock Price.

The initial Conversion Rate is 37.2585 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion. In lieu thereof, the Company shall deliver a number of shares of Common Stock equal to the aggregate of the fractional shares otherwise deliverable for each Trading Day during the Conversion Period (rounding down to the nearest whole number) and shall pay an amount in cash for the current market value of the remaining fractional shares based on the Applicable Stock Price.

To convert a Security, a Holder must (i) if the Security is represented by a Global Security, comply with the Applicable Procedures, or (ii) if the Security is represented by a Certificated Security, deliver such Security to the specified office of the Conversion Agent, and, in either case: (a) deliver to the Conversion Agent a duly signed and completed conversion notice set forth below, (b) if such Certificated Security has been lost, stolen, destroyed or mutilated, deliver to the Conversion Agent a notice in accordance with Section 2.7 of the Indenture regarding the loss, theft, destruction or mutilation of the Security, (c) deliver to the Conversion Agent appropriate endorsements and transfer documents if required by the Conversion Agent and (d) pay any tax or duty, if required. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the right of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice or Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7. Make-Whole Premium

If a Fundamental Change occurs, the Company shall pay the Make-Whole Premium to Holders of the Securities who convert their Securities in at any time during the period beginning on the date that the Company provides the Effective Date Notice and ending at 5:00 p.m., New

York City time, on the Trading Day immediately preceding the Fundamental Change Purchase Date. The Make-Whole Premium shall be paid on the Fundamental Change Purchase Date and shall be paid solely in shares of the Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of Common Stock have been converted or exchanged in connection with the Fundamental Change, as described in the Indenture. The Make-Whole Premium shall be equal to an applicable percentage of the principal amount of the Securities specified in the Indenture. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Securities upon conversion as described in the Indenture.

8. Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, assessments or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

9. Persons Deemed Owners.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

10. Unclaimed Money or Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Amendment, Supplement and Waiver.

Subject to certain exceptions, the Securities or the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in any instance with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect, omission, mistake or inconsistency or make any change that does not adversely affect in any material respect the legal rights under the Indenture of any Holder.

12.	Defaults and Remedies.

If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities then outstanding plus accrued and unpaid Liquidated Damages, if any, may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of the Securities plus accrued and unpaid Liquidated Damages, if any, shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all to the extent provided in the Indenture.

13. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

14. No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby or hereby, shall be had against any incorporator, as such, or against any past, present or future employee, stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issuance of the Securities.

15. Authentication.

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

16. Abbreviations.

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

17. Indenture to Control; Governing Law.

To the extent permitted by applicable law, if any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

18. Copies of Indenture.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Rambus Inc., 4440 El Camino Real, Los Altos, CA 94022, Fax No.: (650) 947-5001, Attention: General Counsel.

[19. Registration Rights.

The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of February 1, 2005, between the Company and the Initial Purchasers, including, in certain circumstances, the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement).]4

[4]	This Section to be included only if the Security is a Restricted Security.

SCHEDULE OF EXCHANGES OF SECURITIES5

The following exchanges, purchases or conversions of a part of this Global Security have been made:

Date of Decrease or Increase	Authorized Signatory of Securities Custodian	Decrease in Principal Amount of this Global Security	Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase

[5]	This schedule to be included only if the Security is a Global Security.

ASSIGNMENT FORM6

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax ID no.)
(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program By:
Authorized Signatory

[6]	This Form and the following Forms to be included only if the Security is a Certificated Security.

FORM OF CONVERSION NOTICE

To convert this Security into the Principal Return and, if applicable, the Net Share Amount as provided in the Indenture, check the box  ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate, if any, made out in another person’s name fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

Date:

Your Signature:

                              (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

U.S. Bank National Association

633 West Fifth Street, 24th Floor

LM-CA-T24T

Los Angeles, CA 90071

Attention: Corporate Trust Services

Re:	Rambus Inc. (the “Company”)
Zero Coupon Convertible Senior Notes due February 1, 2010

This is a Fundamental Change Purchase Notice as defined in Section 4.1(c) of the Indenture, dated as of February 1, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Article 4 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 5 of the Securities and in the Indenture.

Signed:

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES7

Re:	Zero Coupon Convertible Senior Notes due February 1, 2010
(the “Securities”) of Rambus Inc.

This certificate relates to $             principal amount of Securities owned in (check applicable box):

☐ book-entry or	☐ definitive form by (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities. In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture, dated as of February 1, 2010, between Rambus Inc. and U.S. Bank National Association, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

[7]	This certificate to be included only if the Security is a Restricted Security.

B-1

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Security that is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can be made only (x) pursuant to Rule 144A under the Securities Act to a transferee that the transferor reasonably believes is a “qualified institutional buyer,” as defined in Rule 144A, or (y) pursuant to Regulation S under the Securities Act.

Date:

Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

B-2